                     CONVERTIBLE PROMISSORY NOTE AND WARRANT
                               PURCHASE AGREEMENT


         This Convertible Promissory Note and Warrant Purchase Agreement (the "Agreement") is made as of December 10, 2001 by and among TeraGlobal Communications Corp., a Delaware corporation (the "Company"), and the investors (collectively, the "Investors" and each individually an "Investor") signatory hereto from time to time and identified in the Schedule of Investors attached hereto as EXHIBIT A ("Schedule of Investors").

                                    RECITALS

         A. The Investors desire to purchase from the Company, and the Company desires to issue to the Investors, Convertible Promissory Notes in the form of EXHIBIT B attached hereto ("Notes") in the aggregate principal amount of up to $2.0 million.

         B. The Investors desire to purchase from the Company, and the Company desires to issue to the Investors, Warrants, in the form of EXHIBIT C-1 attached hereto (the "Bridge Warrants") and EXHIBIT C-2 attached hereto (the "Default Warrants," and collectively with the Bridge Warrants, the "Warrants") on the terms and conditions set forth herein, to purchase that number of shares of the Company's Common Stock as determined pursuant to the terms and conditions of this Agreement and the Warrants.

         C. Terms used but not otherwise defined herein shall have the meaning defined in the Notes or the Warrants.


                                    AGREEMENT

         NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereby agree as follows:

         1. PURCHASE AND SALE OF NOTES AND WARRANTS.


            1.1. SALE AND ISSUANCE OF NOTES AND WARRANTS. Upon the terms and subject to the conditions of this Agreement, the Investors severally and not jointly agree to purchase at the Closing (as defined below), and the Company agrees to sell and issue to the Investors at the Closing, (i) Notes in the respective principal amounts set forth on Exhibit A (the "Funding Amount"), at a price equal to 100% of the Issue Price thereof, and (ii) Warrants to purchase such number of shares of the Company's Common Stock determined as follows:

                (a) BRIDGE WARRANTS. The number of Bridge Warrants issuable at each Closing will be an amount equal to each Investor's Funding Amount divided by the lesser of (i) $0.20 or (ii) 75% of the average closing bid price per share of Common Stock during the ten trading days immediately preceding the applicable Closing.

                (b) DEFAULT WARRANTS. The Default Warrants will grant the Investors the right to purchase up to a number of shares of the Company's Common Stock equal to 50% of the outstanding common. Warrants with respect to at least 25% of the Company's outstanding Common Stock will be issued at the Initial Closing, provided that the Funding Amount is not less than $250,000. Warrants with respect to an additional 25% of the Company's outstanding common stock will be issued at the next Closing at which the Funding Amount, together with all other Funding Amounts, exceeds $1,000,000. Default Warrants shall be allocated among the Investors on a pro rata basis based upon each Investor's Funding Amount. For these purposes "outstanding Common Stock" will include all outstanding Common Stock of the Company and Common Stock equivalents that are convertible into and exercisable for common stock of the Company at the then current market price or an exercise price not more that 20% above the then current market price.

            1.2. CLOSINGS. The initial closing of the purchase and sale of Notes and the Warrants (the "Initial Closing") shall take place within five days after the Company shall have received commitments for Notes in the aggregate principal amount of at least $10,000. From time to time after the Initial Closing and prior to February 28, 2002, the Company may sell additional Notes and Warrants to the initial Investors and additional Investors who, upon execution of counterpart signature pages to this Agreement, shall be included within the term "Investors" and shall be added to Schedule of Investors on Exhibit A ("Subsequent Closings," and, together with the Initial Closing, the "Closings"). The Closings shall take place at the offices of TeraGlobal Communications Corp., 9171 Towne Centre Drive, Suite 600, San Diego, California at 10 a.m. San Diego time or such other time and place as the Company and the Investors shall otherwise agree on the date specified by the Closing.

            1.3. DELIVERIES. At each Closing, the Company shall deliver to the Investors the Notes and the Warrants that the Investors are purchasing against payment therefor by wire transfer or check.

            1.4. CONVERSION OF THE NOTES. The Notes shall be converted into Units at the final closing of the Next Qualified Financing and may be converted into shares of the Company's Common Stock on the Maturity Date of the Notes pursuant to the terms and conditions set forth in the Notes. The term "Next Qualified Financing" shall mean the receipt of gross proceeds of not less than $6,600,000 from the sale of units consisting of the Company's convertible notes and warrants to purchase Common Stock (the "Units") contemplated by that certain proposal letter dated October 24, 2001 between the Company and Spencer Trask Ventures, Inc. or the sale of the Company's debt or equity securities through other financing sources (in any case excluding amounts received on conversion of the Notes) which is completed before June 10, 2002.

            1.5. USE OF PROCEEDS. The proceeds from the sale of the Notes will be used as set forth in the Budget on Exhibit D attached hereto (the "Budget").

            1.6. SECURITY. The Notes shall be secured by a first priority security interest in all of the Company's assets pursuant to Security Agreements in the form of EXHIBIT E-1 and EXHIBIT E-2 attached hereto (the "Security Agreements").

            1.7. ALLOCATION OF PURCHASE PRICE TO THE WARRANT. The Company hereby allocates to the Warrants a purchase price of $0.001 for each share of Common Stock into which each Warrant is exercisable and such purchase price shall be retained from the interest that accrued on such Investor's Note by the Company at the time such Investor's Note is either (a) converted into Units or (b) paid in full.

            1.8. REGISTRATION REQUIREMENTS. The shares of the Company's Common Stock issuable upon conversion of the Notes and exercise of the Warrants shall be registered with the Securities and Exchange Commission (the "SEC") and listed on the Nasdaq Stock Market or the then current exchange within 120 days of the consummation of the Next Qualified Financing; PROVIDED, HOWEVER, if the Next Qualified Financing shall not have been completed by June 10, 2002, then the Company will register such shares in accordance a Registration Rights Agreement in the form of Exhibit F attached hereto.

         2. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company hereby represents and warrants to and for the benefit of the Investors, with knowledge that the Investors are relying thereon in entering into this Agreement and purchasing the Notes and the Warrants to the Investors, as follows:

            2.1. ORGANIZATION, GOOD STANDING, ETC. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power and authority to own its properties and to carry on its business and to execute and deliver this Agreement and perform its obligations hereunder. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a material adverse effect on the business or properties of the Company.

            2.2. CORPORATE ACTS AND PROCEEDINGS. This Agreement, the Notes, the Warrants and the Security Agreements and the other transactions contemplated by this Agreement (the "Transaction Documents") have been or will be duly authorized by all necessary corporate action on behalf of the Company, have been duly executed and delivered by authorized officers of the Company and are the valid and binding agreements on the part of the Company enforceable against the Company in accordance with their terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, fraudulent conveyance, reorganization or other similar laws affecting the enforcement of creditors' rights generally and to judicial limitations on the enforcement of the remedy of specific performance and other equitable remedies. All corporate action necessary to the authorization, creation, issuance and delivery of the Notes and the Warrants and the securities issuable upon conversion of the Notes or exercise of the Warrants (collectively, the "Securities") has been taken by the Company or will be taken by the Company on or prior to the issuance thereof.

            2.3. SECURITIES LAW FILINGS, ETC. The Company has previously furnished to the Investors copies of (i) the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2000, (ii) the Company's Quarterly Reports on Form 10-QSB for the fiscal quarters ended March 31, 2001, June 30, 2001 and September 30, 2001, and (iii) the Company's Proxy Statement in connection with its 2001 Annual Meeting of Shareholders (THE "SEC FILINGS"). The SEC Filings, as of the date of the filing thereof with the SEC, complied in all material respects with the provisions of the Securities Exchange Act of 1934 (the "Exchange Act"), and in each case the rules and regulations promulgated thereunder, and none of such filings contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

            2.4. CAPITALIZATION AND ISSUANCES OF STOCK. (a) The Company has authorized and outstanding capital stock as set forth in its SEC Filings. All outstanding shares of capital stock of the Company are duly authorized, validly issued and outstanding, fully paid and nonassessable. Except as set forth in the SEC Filings: (i) there are no outstanding options, stock subscription agreements, warrants or other rights permitting or requiring the Company or others to purchase or acquire any shares of capital stock or other equity securities of the Company; (ii) there are no securities issued or outstanding which are convertible into or exchangeable for any of the foregoing and there are no contracts, commitments or understandings, whether or not in writing, to issue or grant any such option, warrant, right or convertible or exchangeable security; (iii) there are no shares of stock or other securities of the Company reserved for issuance for any purpose; (iv) there are no voting trusts or other contracts, commitments, understandings, arrangements or restrictions of any kind with respect to the ownership, voting or transfer of shares of stock or other securities of the Company to which the Company or, to the best of the Company's knowledge, any stockholder of the Company is a party, including without limitation, any preemptive rights, rights of first refusal, proxies or similar rights and (v) there is no person who holds a right to require the Company to register any securities of the Company under the Securities Act of 1933, as amended (the "Securities Act") or to participate in any such registration. The issued and outstanding shares of capital stock of the Company conform to all statements in relation thereto contained in the SEC Filings, and the SEC Filings describe all material terms and conditions thereof. All issuances by the Company of its securities were exempt from registration under the Securities Act and any applicable state securities laws or were issued pursuant to a registration statement declared effective by the SEC under the Securities Act and which registration statement was available for the sale of the type of securities sold thereunder.

                (b) The Securities have been or will be duly authorized and, when issued and delivered against payment therefor, will be validly issued, fully paid and nonassessable. No holder of any of the Securities will be subject to personal liability solely by reason of being such a holder, and none of the Securities are subject to preemptive or similar rights of any stockholder or securityholder of the Company. A sufficient number of authorized but unissued shares of capital stock have been or will be reserved for issuance upon the conversion of the Notes and the exercise of the Warrants.

            2.5. NON-CONTRAVENTION; CONSENTS. (a) Neither the execution, delivery and performance of the Transaction Documents nor the consummation of the transactions contemplated hereby or thereby will violate or be in conflict with any provision of the certificate of incorporation or by-laws of the Company, or violate or be in conflict with any debt, note, bond, lease, mortgage, indenture, license, obligation, contract, commitment, franchise, permit, instrument or other agreement or obligation to which the Company is a party and for which the Company has not received a waiver, or violate or be in conflict with any law, judgment, decree, order, regulation or ordinance by which the Company is bound or affected.

                (b) No consent, authorization or filing of or with any court, governmental authority, Nasdaq or any stock exchange is required in connection with the issuance of the Securities or the consummation of the transactions contemplated herein or in the other Transaction Documents, except for required filings with the SEC and applicable "Blue

Sky" or state securities commissions relating specifically to the offering of the Securities and the applicable exemption of the National Association of Securities Dealers, Inc. (the "NASD").

            2.6. NO BROKERS OR FINDERS. No person, firm or corporation has or will have, as a result of any act or omission by the Company, any right, interest or valid claim against the Company or any Investor for any commission, fee or other compensation as a finder or broker, or in any similar capacity, in connection with the transactions contemplated by this Agreement. The Company will indemnify and hold each Investor harmless against any and all liability with respect to any such commission, fee or other compensation which may be payable or determined to be payable as a result of the actions of the Company in connection with the transactions contemplated by this Agreement.

            2.7. LITIGATION. Except as set forth in the SEC Filings, there are no legal actions, suits, proceedings, claims or disputes pending, or to the knowledge of the Company, overtly threatened, at law, in equity, in arbitration or before any governmental authority in which an adverse determination could have a material adverse effect on the Company.

            2.8. ACCURACY OF SERIES A PURCHASE AGREEMENT. The representations and warranties set forth in Section 2 of that certain Series A Preferred Stock and Warrant Purchase Agreement between the Company and WallerSutton 2000, L.P. ("WallerSutton") dated June 28, 2001 are true and correct on the date hereof as if made on the date hereof and are incorporated herein by reference in their entirety.

            2.9. OFFERING EXEMPTION. Assuming the accuracy of the information provided by the respective Investors in this Agreement and that the Investors have complied in all material respects with the provisions of Regulation D promulgated under the Securities Act, the offer and sale of the Notes and the Warrants pursuant to the terms of this Agreement and the issuance of the securities issuable upon conversion or exercise thereof are and will be exempt from the registration requirements of the Securities Act and the rules and regulations promulgated thereunder. The Company is not disqualified from the exemption under Regulation D by virtue of the disqualifications contained in Rule 505(b)(2)(iii) or Rule 507 under the Securities Act.

         3. REPRESENTATIONS AND WARRANTIES OF THE INVESTORS. Each Investor hereby severally and not jointly represents and warrants to and for the benefit of the Company, with knowledge that the Company is relying thereon in entering into this Agreement and issuing the Securities to the Investors, as follows:

            3.1. PURCHASE ENTIRELY FOR OWN ACCOUNT. By the Investor's execution of this Agreement, the Investor hereby confirms that the Securities shall be acquired for investment for the Investor's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that the Investor has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, the Investor further represents that the Investor does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to such person or to any third person, with respect to any of the Securities. Investor has full power and authority to enter into this Agreement.

            3.2. INVESTMENT EXPERIENCE. Investor is an investor in securities of companies in the development stage and acknowledges that it is able to fend for itself, can bear the economic risk of its investment and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Securities.

            3.3. ACCREDITED INVESTOR. Investor is an "accredited investor" within the meaning of SEC Rule 501 of Regulation D, as now in effect.

            3.4. RESTRICTED SECURITIES. Investor understands that the Securities it is and shall be purchasing are characterized as "restricted securities" under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act, only in certain limited circumstances. In this connection, Investor represents that it is familiar with Rule 144 promulgated under the Securities Act, as now in effect, and understands the resale limitations imposed thereby and by the Securities Act.

            3.5. LEGENDS. Investor understand that the certificates evidencing the Securities may bear one or all of the following legends:

                (a) The securities evidenced by this certificate have not been registered under the Securities Act or the securities laws of any state of the United States. The securities evidenced by this certificate may not be offered, sold or transferred for value directly or indirectly, in the absence of such registration under the Securities Act and qualification under applicable state laws, or pursuant to an exemption from registration under the Securities Act and qualification under applicable state laws, the availability of which is to be established to the reasonable satisfaction of the Company.

                (b) Any legend required by the laws of the states of California or Delaware, including any legend required by the California Department of Corporations and Sections 417 and 418 of the California Corporations Code.


            3.6. RESTRICTIONS ON DISPOSITION. Without in any way limiting the representations set forth in Section 3.5 above, each Investor further agrees not to make any disposition of all or any portion of the Securities unless and until the transferee has agreed in writing for the benefit of the Company to be bound by this Section 3.6, and in addition thereto, one of the following conditions is satisfied:

                (a) SECURITIES REGISTERED. There is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement.

                (b) REGISTRATION NOT REQUIRED. Each Investor shall have (i) notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition and (ii) if reasonably requested by the Company, furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration of such securities under the Securities Act; provided, however, that the Company will not require opinions of counsel for transactions made pursuant to Rule 144, except in unusual circumstances.

            3.7. LOCK-UP AGREEMENT. Each Investor hereby agrees to execute a Lock-Up Agreement in the form of EXHIBIT G attached hereto.

         4. CALIFORNIA COMMISSIONER OF CORPORATIONS. THE SALE OF THE SECURITIES WHICH ARE THE SUBJECT OF THIS AGREEMENT HAS NOT BEEN QUALIFIED WITH THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA AND THE ISSUANCE OF SUCH SECURITIES OR THE PAYMENT OR RECEIPT OF ANY PART OF THE CONSIDERATION FOR SUCH SECURITIES PRIOR TO SUCH QUALIFICATION IS UNLAWFUL, UNLESS THE SALE OF SECURITIES IS EXEMPT FROM QUALIFICATION BY SECTION 25100, 25102 OR 25105 OF THE CALIFORNIA CORPORATIONS CODE. THE RIGHTS OF ALL PARTIES TO THIS AGREEMENT ARE EXPRESSLY CONDITIONED UPON SUCH QUALIFICATION BEING OBTAINED, UNLESS THE SALE IS SO EXEMPT.

         5. COVENANTS OF THE COMPANY. So long as the Notes remain outstanding:

            5.1. RESTRICTION ON INDEBTEDNESS; LIENS. The Company shall not incur any indebtedness which shall be senior to or in parity with the Notes and shall not permit any liens on its assets other than the liens contemplated by the Security Agreements. As soon as practicable after the Initial Closing, the Company shall deliver to WallerSutton a lien search which shall evidence that the assets of the Company, including any predecessor entity, as of a date not earlier than the Initial Closing are free from any and all liens other than those contemplated by the Security Agreements.

            5.2. ELECTION OF DIRECTORS. The Holders shall have the right to appoint two persons to the Board of Directors of the Company.

            5.3. PREEMPTIVE RIGHTS. Each Investor shall have the right to purchase its pro rata share of all Offered Securities that the Company may, from time to time, propose to sell and issue, or reserve or set aside for sale and issuance after the date of this Agreement. The term "OFFERED SECURITIES" includes (i) any Common Stock, Preferred Stock or other equity or debt security of the Company and (ii) any equity or debt security convertible, with or without consideration, into any Common Stock, Preferred Stock or other equity security (including any option to purchase such a convertible security of the Company). An Investor's pro rata share shall be determined by dividing the principal amount of Notes purchased by such Investor by the aggregate principal amount of the Notes.

            5.4. INFORMATION RIGHTS. The Company will provide to WallerSutton, on the fifth and 20th day of each month (or the first business day after such date), a report of its actual expenditures of the Company compared to the use of proceeds set forth in the Budget, and will provide to WallerSutton any additional information that it requests in verifying the information set forth in such report.

         6. CONDITIONS TO THE OBLIGATIONS OF THE INVESTORS. The Investor's obligation to purchase Notes and the Warrants at any Closing is subject to the Company fulfilling, or the Investors waiving the following conditions on or before the applicable Closing Date:

            6.1. OTHER AGREEMENTS.

                (a) SECURITY AGREEMENTS. The Security Agreements attached hereto as EXHIBIT E-1 and EXHIBIT-2 shall have been executed and delivered by the Company, the Investors and certain other parties thereto and the Company shall have delivered UCC-1 Financing Statements and other documents required to be filed to perfect the security interests granted by the Security Agreements.

                (b) REGISTRATION RIGHTS AGREEMENT. The Registration Rights Agreement attached hereto as EXHIBIT F shall have been executed and delivered by the Company, the Investors and certain other parties thereto.

            6.2. BLUE SKY APPROVALS. The Company shall have taken all actions necessary for the exemptions from the state securities laws of the jurisdictions in which the Notes and the Warrants are being sold on or before the Closing Date, or at such time thereafter as may be required by the applicable statute.

            6.3. SUBSEQUENT CLOSINGS. As a condition to each subsequent Closing, the representations of the Company made in Section 2 of this Agreement shall be true as if made as of such subsequent Closing Date and the Investors shall have received such documentation to that effect as the Investors may reasonably request.

            6.4. WAIVER OF SERIES A PREFERRED STOCK. The holders of the Company's Series A Preferred Stock shall have consented to the issuance of the Notes and Warrants in accordance with the terms hereof.

            6.5. OTHER MATTERS. All corporate and other proceedings in connection with the transactions contemplated by this Agreement and all documents and instruments incident to such transactions shall be reasonably satisfactory in substance and form to the Investors and to their counsel, and the Investors and their counsel shall have received all such counterpart originals or certified or other copies of such documents as they may reasonably request.

         7. GENERAL PROVISIONS.

            7.1. CONSTRUCTION. This Agreement shall be governed, construed and enforced in accordance with the internal laws of the State of New York, without giving effect to its conflicts of laws principles.

            7.2. ENTIRE AGREEMENT. This Agreement, together with the agreements and documents referred to herein, constitute the entire agreement among the parties hereto with respect to the subject matter hereof and supersede all prior and contemporaneous negotiations, agreements and understandings.

            7.3. NOTICES. All payments, notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given at the earlier of (i) the time of actual delivery or (ii) on the third business day following the date deposited with the United States Postal Service, postage prepaid, certified with return receipt requested, to the parties at the following addresses or at such other address as shall be given in writing by a party to the other parties:

            7.4. INVESTORS: At the addresses set forth on the Schedule of
                            Investors


            Company:

            TeraGlobal Communications Corp.
            9171 Towne Centre Drive, Suite 600
            San Diego, CA 92122
            Attn:  Chief Executive Officer

            7.5. SUCCESSORS AND ASSIGNS. This Agreement, and the rights and obligations of each of the parties hereunder, may not be assigned by an Investor without the prior written consent of the Company. Subject to the foregoing sentence, this Agreement shall inure to the benefit of, and shall be binding upon, the parties and their successors and assigns.

            7.6. SEVERABILITY. If any term, covenant or condition of this Agreement is held to be invalid, void or otherwise unenforceable by any court of competent jurisdiction, the remainder of this Agreement shall not be affected thereby and the terms, covenants and conditions of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

            7.7. MODIFICATION AND WAIVER. Any term of this Agreement, the Notes and the Warrants may be amended and the observance of any term of this Agreement, the Notes and the Warrants may be waived (either generally or in a particular instance and either retroactively or prospectively), with the written consent of the Company and Investors holding in excess of a majority of the face value of all Notes issued. Any amendment or waiver effected in accordance with this Section shall be binding upon all parties to this Agreement, including, without limitation, any holder who may not have executed such amendment or waiver, and each future holder of any equity security into which Notes are convertible and/or any holder of Common Stock that is received upon the exercise of Warrants. Notwithstanding the above, any amendment or waiver of any provision of this Agreement, the Notes or the Warrants in a manner that is adverse to any Investor and that does not similarly affect all other Investors shall require the separate written consent of such Investor.

            7.8. COSTS. EXPENSES AND TAXES. The Company shall pay all fees and disbursements of Cadwalader, Wickersham & Taft, and Piper Marbury Rudnick & Wolfe LLP, counsel to the Investors incurred in connection with the negotiation, drafting and completion of the transactions contemplated by this Agreement. The Company shall pay any and all stamp, or other similar taxes payable or determined to be payable in connection with the execution and delivery of this Agreement, the issuance of any securities and the other instruments and documents to be delivered hereunder or thereunder, and agrees to save the Investors harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such taxes.

            7.9. ATTORNEYS' FEES. If any action of law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to an award of its reasonable attorneys' fees, costs and disbursements (including any fees, costs and disbursements required to collect such amount) in addition to any other relief to which such party may be entitled.

            7.10. INDEPENDENT COUNSEL. Each Investor further acknowledges and agrees that each has been provided the opportunity and encouraged to consult with counsel of its own choosing with respect to this Agreement.

            7.11. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

            7.12. FURTHER ASSURANCES. From and after the date of this Agreement, upon the request of the Investors or the Company, the Company and the Investors shall execute and deliver such instruments, documents and other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement and the transactions contemplated hereby.

         IN WITNESS WHEREOF, the undersigned have executed this Agreement to be effective as of the date first written above.


                                   COMPANY:

                                   TERAGLOBAL COMMUNICATIONS CORP.

                                   By:
                                     ------------------------------------------
                                     Robert E. Randall, Chief Executive Officer

                                   COUNTERPART SIGNATURE PAGE

                                   NOTE AND WARRANT PURCHASE AGREEMENT


                                   INVESTORS:

                                   WallerSutton 2000, L.P.

                                   By:  WallerSutton 2000, L.L.C.


                                   By:
                                          -------------------------------------
                                   Name:
                                   Title:


                                   Address:
                                   500 W. Putnam Ave., 3rd Floor
                                   Greenwich, CT 06830


                                   Spencer Trask Investment Partners LLC


                                   By:
                                          -------------------------------------
                                   Name:
                                   Title:


                                   Address:
                                   535 Madison Avenue
                                   New York, NY 10022


                                   Lincoln Associates, LLC


                                   By:
                                          -------------------------------------
                                   Name:
                                   Title:


                                   Address:
                                   535 Madison Avenue
                                   New York, NY 10022

                                    EXHIBIT A

                              SCHEDULE OF INVESTORS



NAME AND ADDRESS                                      PRINCIPAL AMOUNT OF NOTE
----------------                                      ------------------------

WallerSutton 2000, L.P.
500 W. Putnam Ave., 3rd Floor
Greenwich, CT 0683

Spencer Trask Investment Partners, LLC
535 Madison Avenue
New York, NY 10022

Lincoln Associates, LLC
535 Madison Avenue
New York, NY 10022








                                   Exhibit A

                                    EXHIBIT B

                             FORM OF PROMISSORY NOTE


NEITHER THIS CONVERTIBLE PROMISSORY NOTE NOR ANY OF THE SECURITIES ISSUABLE HEREUNDER HAS BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES, OR DELIVERY TO THE COMPANY OF AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE COMPANY THAT SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION IS IN COMPLIANCE WITH THE ACT OR UNLESS SOLD IN FULL COMPLIANCE WITH RULE 144 UNDER THE ACT.

THE SALE OF THE SECURITIES WHICH ARE THE SUBJECT OF THIS CONVERTIBLE SECURED PROMISSORY NOTE HAS NOT BEEN QUALIFIED WITH THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA OR THE STATE OF DELAWARE OR ANY OTHER STATE AND THE ISSUANCE OF SUCH SECURITIES OR THE PAYMENT OR RECEIPT OF ANY PART OF THE CONSIDERATION FOR SUCH SECURITIES PRIOR TO SUCH QUALIFICATION IS UNLAWFUL, UNLESS THE SALE OF SUCH SECURITIES IS EXEMPT FROM QUALIFICATION BY SECTION 25100, 25102 OR 25105 OF THE CALIFORNIA CORPORATIONS CODE, OR APPLICABLE PROVISIONS OF THE SECURITIES LAWS OF DELAWARE OR ANY OTHER STATE. THE RIGHTS OF THE HOLDER OF THIS CONVERTIBLE PROMISSORY NOTE ARE EXPRESSLY CONDITIONED UPON SUCH QUALIFICATION BEING OBTAINED, UNLESS THE SALE IS SO EXEMPT.


$[                   ]     San Diego, California
                                                              _____ ___, 2001


                         TERAGLOBAL COMMUNICATIONS CORP.



                           CONVERTIBLE PROMISSORY NOTE


         TeraGlobal Communications Corp., a Delaware corporation (the "Company"), for value received, hereby promises to pay to _________________ (the "Holder"), the principal amount of ___________ ____Dollars ($_______) (the "Issue Price"), together with interest on the unpaid amount thereof in accordance with the terms hereof, from the date hereof until paid or converted in accordance with the terms hereof.

         1. TERMS OF THE CONVERTIBLE PROMISSORY NOTE.

            1.1 INTEREST RATE. The rate of interest hereunder ("Interest Rate") shall be fifteen percent (15%) per annum, compounded monthly, and shall be computed on the basis of a 365 day year for the actual number of days elapsed.

            1.2 PAYMENT AT MATURITY DATE. Unless converted pursuant to Section 2 hereof, the Issue Price together with accrued interest thereon shall be due and payable on the earliest to occur of [June __, 2002], the consummation of Corporate Transaction or an Event of Default (the "Maturity Date"); provided, however, at the election of the Holder, in lieu of cash, the Holder shall have the right to cause the Company to satisfy all or any part of the Issue Price and accrued interest thereon by issuing to Holder a number of registered shares of the Company's Common Stock determined by dividing such portion of the Issue Price and accrued interest thereon requested by Holder to be paid in shares by the lesser of (i) $0.20 or (ii) 75% of the average closing bid price per share of Common Stock during the ten trading days immediately preceding the Maturity Date.

            1.3 CONVERTIBLE NOTE AND WARRANT PURCHASE AGREEMENT. This Note is one of a series of notes issued by the Company in connection with that certain Convertible Promissory Note and Warrant Purchase Agreement dated the date hereof (the "Agreement") among the Company, Holder and certain other purchasers of the Company's Notes from time to time, and is subject to, and Holder and Company shall be bound by, all the terms, conditions and provisions of the Agreement. Pursuant to the Agreement, the Company also issued the Holder that certain Warrant dated _________, 2001 and that certain Warrant dated ________, 2001 (collectively, the "Warrants"). This Note and the other convertible promissory notes issued pursuant to the Agreement are collectively referred to as the "Notes" and the holders thereof are collectively referred to as the Holders. The Warrants and other warrants issued pursuant to the Agreement are collectively referred to as the "Warrants." Capitalized terms not otherwise defined herein shall have the meanings given them in the Agreement.

            1.4 SECURITY AGREEMENT. This Note is secured by a Security Agreement, dated the date hereof, between the Company and WallerSutton 2000, L.P., as collateral agent for the Holder and the other purchasers of the Notes (the "Security Agreement"), which encumbers certain collateral described therein (hereinafter referred to as the "Collateral"). This Note, the Agreement, the Security Agreement, the Warrant and any and all other agreements presently existing or hereafter entered into which evidence and/or secure any indebtedness from the Company to Holder and the Series A Preferred Stock and Warrant Purchase Agreement dated as of June 28, 2001 (the "Preferred Stock Purchase Agreement") or any document delivered in connection with the Preferred Stock Purchase Agreement shall hereinafter be collectively referred to as the "Loan Documents". The terms, covenants, conditions, provisions, stipulations and agreements of the Loan Documents are hereby made a part of this Note, to the same extent and with the same effect as if they were fully set forth herein. The Company does hereby covenant to abide by and comply with each and every term, covenant, condition, provision, stipulation and agreement set forth in the Loan Documents.


                               Exhibit B-2

            1.5 CORPORATE TRANSACTION. "Corporate Transaction" mean the completion of a consolidation of the Company with, or merger of the Company into, another corporation or other business organization (other than a consolidation or merger in which the Company is the continuing corporation), or any sale or conveyance to another corporation or other business organization of all or substantially all of the assets of the Company.

         2. AUTOMATIC CONVERSION

            2.1 AT THE NEXT QUALIFIED FINANCING. Upon the final closing of Next Qualified Financing (as defined in the Agreement), the Issue Price and any accrued but unpaid interest related thereto (the "Conversion Amount") shall automatically convert into that number of fully paid and nonassessable Units (as defined in the Agreement) or fractional Units equal to the Conversion Amount divided by the offering price of the Units sold in the Next Qualified Financing; provided, however, in the event that the gross proceeds of the Next Qualified Financing exceed $9,900,000, Holder shall have the right to elect to receive, in lieu of Units, and the Company shall promptly pay, the Conversion Amount in cash; provided, however, in no event shall the aggregate cash payments to the holders of the Notes exceed the amount by which the gross proceeds of the Next Qualified Financing exceed $9.9 million (the "Overallotment Proceeds"). In the event that the Overallotment Proceeds are less than the cash amount with respect to which the Holders have elected to receive, then the Overallotment Proceeds shall be allocated among the holders of the Notes pro rata based upon their respective share of the aggregate unpaid principal amount of the Notes which such Holders have elected to receive in cash.

            2.2 TERMINATION OF RIGHTS UPON CONVERSION. The Holder shall have no right to negotiate any of the terms or conditions upon which the Units shall be issued, which negotiation shall be conducted solely among the Company and the purchasers of the Units. Conversion shall be deemed effective on the earlier of final closing date of the Next Qualified Financing or the Maturity Date. Upon conversion of this Note, the Holder of this Note shall have no further rights under this Note, whether or not this Note is surrendered.

            2.3 DELIVERY OF STOCK CERTIFICATES. As promptly as practicable after any conversion of this Note and the Holder's surrender of this Note, the Company, at its expense, shall issue and deliver to the Holder of this Note the certificate or certificates evidencing the Units issuable to the Holder upon any such conversion.

         3. EVENTS OF DEFAULT. The occurrence of any one or more of the following events (regardless of the reason therefor) shall constitute an "Event of Default" hereunder:

            (a) The Company shall fail to make any payment of principal of, or interest on, this Note when due and payable or declared due and payable;




                               Exhibit B-3

            (b) The Company shall fail or neglect to perform, keep or observe any provision of the Loan Documents; provided, however, if no event of default has otherwise occurred under any of the Notes, an Event of Default under
Section 9.1(a) of the Preferred Stock Purchase Agreement will not constitute an Event of Default hereunder;

            (c) The Company shall at all times maintain a minimum cash balance of $100,000;

            (d) Holders shall fail to have an enforceable first priority lien on and security interest in the Collateral;

            (e) The Company files a bankruptcy petition, a bankruptcy petition is filed against the Company, or the Company makes a general assignment for the benefit of creditors; or

            (f) The Company materially deviates from its Budget set forth in Exhibit D to the Agreement

         Upon the occurrence of any Event of Default, Holder may (i) declare all indebtedness evidenced by this Note to be immediately due and payable, whereupon all such indebtedness shall become due and payable, without presentment, demand, protest or further notice of any kind, all of which are expressly waived by the Company, and (ii) exercise all rights and remedies available under the Security Agreement, the other Loan Documents and applicable law.

         4. MISCELLANEOUS.

            4.1 TRANSFER OF NOTE. This Note shall not be transferable or assignable in any manner, except to affiliates of the Holder, and no interest shall be pledged or otherwise encumbered by the Holder without the express written consent of the Company, and any such attempted disposition of this Note or any portion hereof shall be of no force or effect.

            4.2 TITLES AND SUBTITLES. The titles and subtitles used in this Note are for convenience only and are not to be considered in construing or interpreting this Note.

            4.3 NOTICES. Any notice required or permitted under this Note shall be given in writing and in accordance with Section 7.3 of the Agreement (for purposes of which the term "Investor" shall mean the Holder hereunder), except as otherwise expressly provided in this Note.

            4.4 ATTORNEYS' FEES. In the event that Holder institutes legal proceedings to enforce the Loan Documents, the Company agrees to pay to Holder, in addition to any indebtedness due and unpaid, all costs and expenses of such proceedings, including reasonable attorneys' fees.


                               Exhibit B-4

            4.5 AMENDMENTS AND WAIVERS. This Note is issued by the Company pursuant to the Agreement. Other than the right to the payment of the Issue Price and all accrued but unpaid interest thereon, which may only be amended or waived with the written consent of the Holder, any other term of this Note may be amended and the observance of any other term of this Note may be waived (either generally or in a particular instance and either retroactively or prospectively), with the written consent of the Company and the holders of at least 75% of the aggregate Issue Price of the Notes then outstanding, and in accordance with the Agreement; provided, however, that any amendments made to this Note must be made to each of the Notes and in accordance with the Agreement. Any amendment or waiver effected in accordance with this Section 4.5 shall be binding upon the Holder of this Note, each future holder of all such securities and the Company.

            4.6 BENEFICIARIES. This Note and all the provisions, conditions, promises and covenants hereof shall inure to the benefit of Holder, its successors and assigns, and shall be binding in accordance with the terms hereof upon the Company, its successors and assigns, provided nothing herein shall be deemed consent to any assignment restricted or prohibited by the terms of the Loan Documents.

            4.7 GOVERNING LAW; SEVERABILITY. This Note shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to its conflicts of laws principles. If any provision of this Note is prohibited by, or is unlawful or unenforceable under, any applicable law of any jurisdiction, such provision shall, as to such jurisdiction, be ineffective to the extent of such prohibition without invalidating the remaining provisions hereof; provided that where the provisions of any such applicable law may be waived, they hereby are waived by the Company to the full extent permitted by law in order that this Note shall be deemed to be a valid and binding promissory note in accordance with its terms.

            4.8 PRESENTMENT; DEMAND; PROTEST. Except as expressly provided for in this Note or any other Loan Document, every person at any time liable for the payment of the debt evidenced hereby waives presentment for payment, demand, notice of nonpayment of this Note, protest and notice of protest, all exemptions and homestead laws and all rights thereunder and consents that Holder may extend the time of payment of any part or the whole of the debt, or grant any other modifications or indulgence pertaining to payment of this Note at any time, at the request of any other person liable for said debt.

            4.9 INDEPENDENT COUNSEL. Holder acknowledges and agrees that Holder has been provided the opportunity and encouraged to consult with counsel of Holder's own choosing with respect to this Note.

            4.10 USURY. Notwithstanding any provision to the contrary contained in this Note, or any and all other instruments or documents executed in connection herewith, Holder and the Company intend that the obligations evidenced by this Note conform strictly to the applicable usury laws from time to time in force. All agreements between the Company and Holder, whether now existing or hereafter arising and whether oral or written, hereby are expressly limited so that in no case, contingency or event whatsoever, whether by acceleration of maturity hereof or otherwise, shall the amount paid or agreed to be paid to Holder, or collected by Holder,


                               Exhibit B-5
by or on behalf of the Company for the use, forbearance or detention of the money to be loaned to the Company hereunder or otherwise, or for the payment or performance of any covenant or obligation contained herein of the Company to Holder, or in any other document evidencing, securing or pertaining to such indebtedness evidenced hereby, exceed the maximum amount permissible under applicable usury law. If, under any circumstances whatsoever, fulfillment of any provisions thereof or any other document, at the time performance of such provisions shall be due, shall involve transcending the limit of validity prescribed by law, then, ipso facto, the obligation to be fulfilled shall be reduced to the limit of such validity; and if under any circumstances Holder ever shall receive from or on behalf of the Company an amount deemed interest, by applicable law, which would exceed the highest lawful rate, such amount that would be excessive interest under applicable usury laws shall be applied to the reduction of the Company's unpaid Issue Price owing hereunder and not to the payment of interest, or if such excessive interest exceeds the unpaid balance of principal and such other indebtedness, the excess shall be deemed to have been a payment as a result of an error on the part of Holder and the Company and the party receiving such excess payment shall promptly, upon discovery of such error or upon notice thereof from the party making such payment, refund to the Company or to any other person making such payment on the Company's behalf, and this Note shall be automatically deemed reformed so as to permit only the collection of the maximum non-usurious rate and amount of interest allowed by applicable law. All sums paid or agreed to be paid to Holder or any other holders hereof for the use, forbearance or detention of the indebtedness evidenced hereby shall, to the full extent permitted by applicable law, be amortized, prorated, allocated and spread through the full term of this Note.

            4.11 JURISDICTION. TO INDUCE HOLDER TO EXTEND TO THE COMPANY THE LOAN EVIDENCED BY THIS NOTE, THE COMPANY IRREVOCABLY AGREES THAT, SUBJECT TO HOLDERS' SOLE AND ABSOLUTE ELECTION, ALL ACTIONS OR PROCEEDINGS IN ANY WAY ARISING OUT OF OR RELATED TO THIS NOTE OR ANY LOAN DOCUMENT WILL BE LITIGATED IN COURTS HAVING SITUS IN NEW YORK. THE COMPANY HEREBY CONSENTS AND SUBMITS TO THE JURISDICTION OF ANY COURT LOCATED WITHIN NEW YORK COUNTY, WAIVES PERSONAL SERVICE OF PROCESS UPON THE COMPANY, AND AGREES THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE BY REGISTERED MAIL DIRECTED TO THE COMPANY AT THE ADDRESS STATED ON THE SIGNATURE PAGE HEREOF AND SERVICE SO MADE WILL BE DEEMED TO BE COMPLETED UPON ACTUAL RECEIPT.

            4.12 WAIVER OF JURY TRIAL. THE COMPANY AND HOLDER EACH WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS NOTE OR ANY DOCUMENT OR UNDER ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION WITH THIS NOTE AND



                               Exhibit B-6

AGREES THAT ANY SUCH ACTION OR PROCEEDING WILL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY. THE COMPANY AGREES THAT THE COMPANY WILL NOT ASSERT ANY CLAIM AGAINST HOLDER ON ANY THEORY OF LIABILITY FOR SPECIAL, INDIRECT, CONSEQUENTIAL, INCIDENTAL OR PUNITIVE DAMAGES.

Date:  ___________, 2001          TERAGLOBAL COMMUNICATIONS CORP.
                                  a Delaware corporation


                                  By:
                                     ------------------------------------------
                                     Robert E. Randall, Chief Executive Officer


ACKNOWLEDGED AND AGREED:


------------------------------------------
         (Print Name of Holder)


------------------------------------------
         (Signature of Holder)


------------------------------------------
   (Title of Holder Not an Individual)





                               Exhibit B-7